Exhibit 10.5

SECOND AMENDED AND RESTATED PLEDGE AGREEMENT

SECOND AMENDED AND RESTATED PLEDGE AGREEMENT (this “Agreement”) dated as of March 25, 2014, by and among GAMESTOP CORP., a corporation organized under the laws of the State of Delaware having a place of business at 625 Westport Parkway, Grapevine, Texas 76051, as Lead Borrower; the Subsidiary Borrowers party hereto (together with the Lead Borrower, individually, a “Pledgor” and collectively, the “Pledgors”); and BANK OF AMERICA, N.A., a national banking association, as administrative agent and collateral agent (in such capacities, the “Agent”) for the Credit Parties, in consideration of the mutual covenants contained herein and benefits to be derived herefrom.

WITNESSETH:

WHEREAS, certain of the Pledgors, among others, have entered into (i) that certain Amended and Restated Credit Agreement, dated as of January 4, 2011 (as amended and in effect on and prior to the date hereof, the “Existing Credit Agreement”) by, among others, such Pledgors, as Borrowers, the other Borrowers party thereto, the “Lenders” as defined therein, Bank of America, N.A. as “Administrative Agent” and “Collateral Agent”, Wells Fargo Capital Finance, LLC, as “Syndication Agent”, and U.S. Bank National Association and Regions Bank, as “Co-Documentation Agents”, (ii) that certain Amended and Restated Security Agreement, dated as of January 4, 2011 (as amended and in effect on and prior to the date hereof, the “Existing Security Agreement”) by and among such Pledgors and Bank of America, N.A., as “Collateral Agent”, and (iii) that certain Amended and Restated Pledge Agreement, dated as of January 4, 2011 among such Pledgors and Bank of America, N.A., as “Collateral Agent” (as amended and in effect on and prior to the date hereof, the “Existing Pledge Agreement”), pursuant to which such Pledgors have granted a security interest to the Agent in the Pledged Collateral (as defined in the Existing Pledge Agreement) to secure the Secured Obligations (as defined in the Existing Security Agreement); and

WHEREAS, contemporaneously herewith, the Pledgors and the Agent, among others, are amending and restating the Existing Credit Agreement in its entirety pursuant to that certain Second Amended and Restated Credit Agreement dated as of even date herewith (as such may be amended, modified, supplemented or restated hereafter, the “Credit Agreement”) by and between, among others, (i) the Pledgors, as Borrowers, (ii) the Lenders named therein, (iii) the Agent, and (iv) Bank of America, N.A., as Issuing Bank; and

WHEREAS, contemporaneously herewith, the Pledgors and the Agent are amending and restating the Existing Security Agreement in its entirety pursuant to that certain Second Amended and Restated Security Agreement dated as of even date herewith (as such may be amended, modified, supplemented or restated hereafter, the “Security Agreement”) by and among the Pledgors and the Agent; and

WHEREAS, the obligations of the Lenders to make Loans and of the Issuing Bank to issue Letters of Credit under the Credit Agreement are each conditioned upon, among other things, the execution and delivery by the Pledgors of an agreement in the form hereof to secure the Secured Obligations (as defined in the Security Agreement); and

WHEREAS, the Pledgors and the Agent desire to amend and restate the Existing Pledge Agreement as set forth herein.

NOW, THEREFORE, in consideration of the mutual conditions and agreements set forth in this Agreement, and for good and valuable consideration, the receipt of which is hereby acknowledged, the Pledgors and the Agent hereby agree that the Existing Pledge Agreement is hereby amended and restated in its entirety to read as follows (it being agreed that this Agreement shall not be deemed to evidence or result in a novation under the Existing Pledge Agreement):

SECTION 1

Definitions

1.1 Generally. Unless the context otherwise requires, all capitalized terms used but not defined herein shall have the meanings set forth in the Credit Agreement or the Security Agreement, as applicable, and all references to the UCC shall mean the Uniform Commercial Code as in effect from time to time in the State of New York; provided, however, that if a term is defined in Article 9 of the UCC differently that in another Article thereof, the term shall have the meaning set forth in Article 9, and provided further that if by reason of mandatory provisions of law, perfection, or the effect of perfection or non-perfection, of the Security Interest in any Collateral or the availability of any remedy hereunder is governed by the Uniform Commercial Code as in effect in a jurisdiction other than New York, “UCC” means the Uniform Commercial Code as in effect in such other jurisdiction for purposes of the provisions hereof relating to such perfection or effect of perfection or non-perfection or availability of such remedy, as the case may be.

1.2 Definitions of Certain Terms Used Herein. As used herein, the following terms shall have the following meanings:

“Blue Sky Laws” shall have the meaning assigned to such term in Section 7.7 of this Agreement.

“Investment Property” shall have the meaning given that term in the UCC.

“Pledged Collateral” shall have the meaning assigned to such term in Section 2.5 of this Agreement.

“Pledged Securities” shall have the meaning assigned to such term in Section 2.1 of this Agreement.

“Securities Act” shall have the meaning assigned to such term in Section 7.7 of this Agreement.

1.3 Rules of Interpretation. The rules of interpretation specified in Sections 1.2 through 1.6 of the Credit Agreement shall be applicable to this Agreement.

SECTION 2

Pledge

As security for the payment and performance, as the case may be, in full of the Secured Obligations, each Pledgor hereby transfers, grants, bargains, sells, conveys, hypothecates, pledges, sets over and delivers unto the Agent, its successors and assigns, and hereby grants to the Agent, its successors and assigns, for the ratable benefit of the Credit Parties, a security interest in all of the Pledgor’s right, title and interest in, to and under:

2.1 the shares of capital stock and other ownership interests owned by each Pledgor and listed on Schedule I hereto, and any shares of capital stock or other equity interest of any Subsidiary obtained in the future by the Pledgor, and the stock certificates or other securities representing all such shares or equity interests; provided that with respect to each Material Foreign Subsidiary whose capital stock is pledged hereunder by the Pledgor, the Pledgor has pledged stock representing 65% of the outstanding shares of Voting Stock of such Material Foreign Subsidiary (or such lesser percentage as is owned by Pledgor) (the “Pledged Securities”);

2.2 all other Investment Property that may be delivered to, and held by, the Agent pursuant to the terms hereof;

2.3 subject to Section 6, all dividends, cash, instruments and other property from time to time received, receivable or otherwise distributed or distributable, in respect of, or in exchange for, the Pledged Securities referred to in clauses 2.1 and 2.2 above;

2.4 subject to Section 6, all rights and privileges of the Pledgor with respect to the Pledged Securities and other Investment Property referred to in clauses 2.1, 2.2, and 2.3 above; and

2.5 all proceeds of any of the foregoing (the items referred to in clauses 2.1 through this 2.5 being collectively referred to as the “Pledged Collateral”).

TO HAVE AND TO HOLD the Pledged Collateral, together with all right, title, interest, powers, privileges and preferences pertaining or incidental thereto, unto the Agent, its successors and assigns, for the benefit of the Credit Parties, until Payment in Full of the Secured Obligations; subject, however, to the terms, covenants and conditions hereinafter set forth.

Upon delivery to the Agent pursuant to SECTION 3 of this Agreement, (a) all stock certificates or other securities now or hereafter included in the Pledged Securities shall be accompanied by stock powers duly executed in blank or other instruments of transfer satisfactory to the Agent and by such other instruments and documents as the Agent may reasonably request, and (b) all other Investment Property comprising part of the Pledged Collateral shall be accompanied by proper instruments of assignment duly executed by the Pledgor and such other instruments or documents as the Agent may reasonably request. Each delivery of Pledged Securities shall be accompanied by a schedule describing the Pledged Securities theretofore and then being pledged hereunder, which schedule shall be attached hereto as Schedule I and made a part hereof. Each schedule so delivered shall supersede any prior schedules so delivered.

SECTION 3

Delivery of the Pledged Collateral

3.1 On or before the Effective Date, the Pledgors shall deliver or cause to be delivered to the Agent any and all Pledged Securities, any and all Investment Property, and any and all certificates or other instruments or documents representing the Pledged Collateral as set forth in Section 4.15 of the Security Agreement.

3.2 Each Pledgor hereby irrevocably authorizes the Agent at any time and from time to time to sign (if required) and file in any appropriate filing office, wherever located, any Financing Statement that contains any information required by the UCC of the applicable jurisdiction for the sufficiency or filing office acceptance of any Financing Statement. Each Pledgor hereby ratifies its prior authorization for the Agent to file in any relevant jurisdiction any Financing Statements if filed prior to the date hereof (including, without limitation, any such financing statements or amendments identifying “Bank of America, N.A., as Collateral Agent” as secured party). Each Pledgor also authorizes the Agent to file a copy of this Agreement in lieu of a Financing Statement, and to take any and all actions required by any earlier versions of the UCC or by any other Applicable Law. The Pledgors shall provide the Agent with any information the Agent shall reasonably request in connection with any of the foregoing.

SECTION 4

Representations, Warranties and Covenants

Each Pledgor hereby represents, warrants and covenants, as to itself and the Pledged Collateral pledged by it hereunder, to and with the Agent that:

4.1 the Pledged Securities represent that percentage of the issued and outstanding shares of each class of the capital stock or other equity interest of the Issuer with respect thereto as set forth on Schedule I, provided that with respect to each Material Foreign Subsidiary whose capital stock is pledged hereunder by such Pledgor, such Pledgor has pledged stock representing 65% of the outstanding shares of Voting Stock of such Material Foreign Subsidiary (or such lesser percentage as is owned by such Pledgor);

4.2 except for the security interest granted hereunder, and except as otherwise permitted in the Credit Agreement and the other Loan Documents, the Pledgor (i) is and will at all times continue to be the direct owner, beneficially and of record, of the Pledged Securities indicated on Schedule I, (ii) holds the Pledged Collateral free and clear of all Liens, other than those Liens permitted under the terms of Section 6.2 of the Credit Agreement and Liens in favor of the Agent, (iii) will make no assignment, pledge, hypothecation or transfer of, or create or permit to exist any security interest in, or other Lien on, the Pledged Collateral, other than pursuant hereto and other than Permitted Encumbrances or any other Liens permitted under Section 6.2 of the Credit Agreement, and (iv) subject to Section 6, will cause any and all Pledged Collateral to be forthwith deposited with the Agent and pledged or assigned hereunder;

4.3 except as expressly permitted under the Credit Agreement, no Pledgor will consent to or approve the issuance of (i) any additional shares of any class of capital stock of any Issuer of the Pledged Securities, or the issuance of any membership or other ownership interest in any such Person or (ii) any securities convertible voluntarily by the holder thereof or automatically upon the occurrence or nonoccurrence of any event or condition into, or exchangeable for, any such shares or interests;

4.4 each Pledgor (i) has the power and authority to pledge the Pledged Collateral in the manner hereby done or contemplated and (ii) will defend its title or interest thereto or therein against any and all Liens (other than the Lien created by this Agreement or the other Loan Documents, Permitted Encumbrances or any other Lien permitted under Section 6.2 of the Credit Agreement), however arising, of all Persons whomsoever;

4.5 no consent of any other Person (including stockholders or creditors of the Pledgor), and no consent or approval of any Governmental Authority or any securities exchange, was or is necessary to the validity of the pledge effected hereby or to the disposition of the Pledged Collateral upon an Event of Default in accordance with the terms of this Agreement and the Security Agreement;

4.6 by virtue of the execution and delivery by the Pledgors of this Agreement, and the delivery by the Pledgors to the Agent of the stock certificates or other certificates or documents representing or evidencing the Pledged Collateral in accordance with the terms of this Agreement, the Agent will obtain a valid and perfected lien upon, and security interest in, the Pledged Collateral as security for the payment and performance of the Secured Obligations, to the extent such security interest may be perfected by possession;

4.7 the pledge effected hereby is effective to vest in the Agent, on behalf of the Credit Parties, the rights of the Agent in the Pledged Collateral as set forth herein;

4.8 all the Pledged Securities have been duly authorized and validly issued and are fully paid and nonassessable;

4.9 all information set forth herein relating to the Pledged Collateral is accurate and complete in all material respects as of the date hereof; and

4.10 none of the Pledged Securities constitutes margin stock, as defined in Regulation U of the Board of Governors of the Federal Reserve System.

SECTION 5

Registration in Nominee Name; Copies of Notices

Upon the occurrence and during the continuance of an Event of Default, the Agent, on behalf of the Credit Parties, shall have the right (in its reasonable discretion) to hold the Pledged Securities in its own names as pledgee, the name of its nominee (as pledgee or as sub-agent) or the name of such Pledgor, endorsed or assigned in blank or in favor of the Agent. The Pledgors will promptly give to the Agent copies of any notices or other communications received by it with respect to Pledged Securities registered in the name of such Pledgor.

SECTION 6

Voting Rights; Dividends and Interest, Etc.

6.1 Unless and until an Event of Default shall have occurred and be continuing, the Pledgors shall be entitled to exercise any and all voting and/or other consensual rights and powers inuring to an owner of the Pledged Securities or any part thereof to the extent, and only to the extent, that such rights are exercised for any purpose consistent with, and not otherwise in violation of, the terms and conditions of this Agreement, the Credit Agreement, the other Loan Documents and Applicable Law; provided, however, that the Pledgors will not be entitled to exercise any such right if the result thereof could materially and adversely affect the rights inuring to a holder of the Pledged Securities or the rights and remedies of any of the Credit Parties under this Agreement, the Credit Agreement or any other Loan Document or the ability of the Credit Parties to exercise the same.

6.2 Unless and until a Cash Dominion Event shall have occurred and be continuing, the Pledgors shall be entitled to receive and retain any and all cash dividends paid on the Pledged Collateral to the extent, and only to the extent, that such cash dividends are permitted by, and otherwise paid in accordance with, the terms and conditions of this Agreement, the Credit Agreement, the other Loan Documents and Applicable Law. All noncash dividends, and all dividends paid or payable in cash or otherwise in connection with a partial or total liquidation or dissolution, return of capital, capital surplus or paid-in surplus, and all other distributions (other than dividends and distributions referred to in the preceding sentence) made on or in respect of the Pledged Collateral, whether paid or payable in cash or otherwise, whether resulting from a subdivision, combination or reclassification of the outstanding capital stock or partnership interests of the issuer of any Pledged Securities or received in exchange for Pledged Securities or any part thereof, or in redemption thereof, or as a result of any merger, amalgamation, arrangement, consolidation, acquisition or other exchange of assets to which such issuer may be a party or otherwise, shall be and become part of the Pledged Collateral, and, if received by the Pledgor, to the extent required to be paid to the Agent pursuant to the terms of the Credit Agreement or the other Loan Documents, shall not be commingled by the Pledgors with any of their other funds or property but shall be held separate and apart therefrom, shall be held in trust for the benefit of the Agent and shall be forthwith delivered to the Agent in the same form as so received (with any necessary endorsement).

6.3 Upon the occurrence and during the continuance of a Cash Dominion Event, all rights of the Pledgors to dividends that such Pledgor is authorized to receive pursuant to Section 6.2 above shall cease, and all such rights shall thereupon become vested in the Agent, which shall have the sole and exclusive right and authority to receive and retain such dividends. All dividends received by any Pledgor contrary to the provisions of this Section 6.3 shall be held in trust for the benefit of the Agent, shall be segregated from other property or funds of such Pledgor in accordance with the provisions of Section 2.21 of the Credit Agreement in the same form as so received (with any necessary endorsement). Any and all money and other property paid over to or received by the Agent pursuant to the provisions of this Section 6.3 shall be applied in accordance with the provisions of Section 8.

6.4 Upon the occurrence and during the continuance of an Event of Default, all rights of the Pledgors to exercise the voting and consensual rights and powers it is entitled to exercise pursuant to Section 6.1 shall cease, and all such rights shall thereupon become vested in the Agent, which shall have the sole and exclusive right and authority to exercise such voting and consensual rights and powers; provided that the Agent shall have the right from time to time following and during the continuance of an Event of Default to permit any Pledgor to exercise such rights. After all Events of Default have been cured or waived in writing by the Agent, the Pledgors will have the right to exercise the voting and consensual rights and powers that they would otherwise be entitled to exercise pursuant to the terms of Section 6.1.

SECTION 7

Remedies upon Default

Upon the occurrence of an Event of Default, it is agreed that the Agent shall have in any jurisdiction in which enforcement hereof is sought, in addition to all other rights and remedies, the rights and remedies of a secured party under the UCC or other Applicable Law. The rights and remedies of the Agent shall include, without limitation, the right to take any of or all the following actions at the same or different times:

7.1 The Agent may sell or otherwise dispose of all or any part of the Pledged Collateral, at public or private sale or at any broker’s board or on any securities exchange, for cash, upon credit or for future delivery as the Agent shall deem appropriate. Each purchaser at any such sale shall hold the property sold absolutely, free from any claim or right on the part of any Pledgor.

7.2 Unless the Pledged Collateral is perishable or threatens to decline speedily in value, or is of a type customarily sold on a recognized market (in which event the Agent shall provide the Pledgors such notice as may be practicable under the circumstances), the Agent shall give the Pledgors at least ten (10) days’ prior written notice, by authenticated record, of the Agent’s intention to make any sale of the Pledged Collateral. Such notice, (i) in the case of a public sale, shall state the date, time and place for such sale, (ii) in the case of a sale at a broker’s board or on a securities exchange, shall state the board or exchange at which such sale is to be made and the day on which the Pledged Collateral, or portion thereof, will first be offered for sale at such board or exchange, and (iii) in the case of a private sale, shall state the date after which any private sale or other disposition of the Pledged Collateral shall be made. The Pledgors agree that such written notice shall satisfy all requirements for notice to the Pledgors which are imposed under the UCC with respect to the exercise of the Agent’s rights and remedies upon default. The Agent shall not be obligated to make any sale or other disposition of any Pledged Collateral if it shall determine not to do so, regardless of the fact that notice of sale or other disposition of such Collateral shall have been given. The Agent may, without notice or publication, adjourn any public or private sale or cause the same to be adjourned from time to time by announcement at the time and place fixed for sale, and such sale may, without further notice, be made at the time and place to which the same was so adjourned.

7.3 Any public sale shall be held at such time or times within ordinary business hours and at such place or places as the Agent may fix and state in the notice of such sale.

7.4 At any public (or, to the extent permitted by Applicable Law, private) sale made pursuant to this Section 7, the Agent or any other Credit Party may bid for or purchase, free (to the extent permitted by Applicable Law) from any right of redemption, stay, valuation or appraisal on the part of the Pledgors, the Pledged Collateral or any part thereof offered for sale and may make payment on account thereof by using any claim then due and payable to the Agent or such other Credit Party from the Pledgors on account of the Secured Obligations as a credit against the purchase price, and the Agent or such other Credit Party may, upon compliance with the terms of sale, hold, retain and dispose of such property without further accountability to such Pledgor therefor.

7.5 For purposes hereof, a written agreement to purchase the Pledged Collateral or any portion thereof shall be treated as a sale thereof. The Agent shall be free to carry out such sale pursuant to such agreement and the Pledgors shall not be entitled to the return of the Pledged Collateral or any portion thereof subject thereto, notwithstanding the fact that after the Agent shall have entered into such an agreement all Events of Default shall have been remedied and the Secured Obligations shall have been Paid in Full.

7.6 As an alternative to exercising the power of sale herein conferred upon it, the Agent may proceed by a suit or suits at law or in equity to foreclose upon the Pledged Collateral and to sell the Pledged Collateral or any portion thereof pursuant to a judgment or decree of a court or courts having competent jurisdiction or pursuant to a proceeding by a court-appointed receiver.

7.7 Each Pledgor recognizes that (i) the Agent may be unable to effect a public sale of all or a part of the Pledged Collateral by reason of certain prohibitions contained in the Securities Act of 1933, 15 U.S.C. §77 (as amended and in effect, the “Securities Act”) or the Securities laws of various states (the “Blue Sky Laws”), but may be compelled to resort to one or more private sales to a restricted group of purchasers who will be obliged to agree, among other things, to acquire the Pledged Collateral for their own account, for investment and not with a view to the distribution or resale thereof, (ii) that private sales so made may be at prices and upon other terms less favorable to the seller than if the Pledged Collateral were sold at public sales, (iii) that neither the Agent nor any other Credit Party has any obligation to delay sale of any of the Pledged Collateral for the period of time necessary to permit the Pledged Collateral to be registered for public sale under the Securities Act or the Blue Sky Laws, and (iv) that private sales made under the foregoing circumstances shall be deemed to have been made in a commercially reasonable manner.

7.8 To the extent permitted by Applicable Law, each Pledgor hereby waives all rights of redemption, stay, valuation and appraisal which such Pledgor now has or may at any time in the future have under any rule of law or statute now existing or hereafter enacted.

SECTION 8

Application of Proceeds of Sale

The proceeds of any sale of Pledged Collateral pursuant to Section 7, as well as any Pledged Collateral consisting of cash, shall be applied by the Agent as required pursuant to the terms of Section 7.3 of the Credit Agreement.

The Agent shall have absolute discretion as to the time of application of any such proceeds, moneys or balances in accordance with this Agreement. Upon any sale or other disposition of the Pledged Collateral by the Agent (including pursuant to a power of sale granted by statute or under a judicial proceeding), the receipt of the purchase money by the Agent or of the officer making the sale or other disposition shall be a sufficient discharge to the purchaser or purchasers of the Pledged Collateral so sold or otherwise disposed of and such purchaser or purchasers shall not be obligated to see to the application of any part of the purchase money paid over to the Agent or such officer or be answerable in any way for the misapplication thereof.

SECTION 9

Registration, Etc.

If the Agent reasonably determines that it is necessary to sell any of the Pledged Securities at a public sale, each Pledgor agrees that, upon the occurrence and during the continuance of an Event of Default hereunder, such Pledgor will, at any time and from time to time, upon the written request of the Agent, use its best efforts to take or to cause the Issuer of such Pledged Securities to take such action and prepare, distribute and/or file such documents, as are required or advisable in the reasonable opinion of counsel for the Agent to permit the public sale of such Pledged Securities. Without limiting any of its other indemnification obligations under the Loan Documents, each Pledgor agrees to indemnify, defend and hold harmless the Agent, each other Credit Party, any underwriter and their respective officers, directors, Affiliates and controlling Persons from and against all loss, liability, expenses, costs of counsel (including the reasonable fees and expenses of legal counsel to the Agent), and claims (including the reasonable costs of investigation) that any of them may incur insofar as such loss, liability, expense or claim arises out of, or is based upon, any alleged untrue statement of a material fact contained in any prospectus (or any amendment or supplement thereto) or in any notification or offering circular, or arises out of or is based upon any alleged omission to state a material fact required to be stated therein or necessary to make the statements in any thereof not misleading, except insofar as the same may have been caused by any untrue statement or omission based upon information furnished in writing to such Pledgor or the Issuer of such Pledged Securities by the Agent or any other Credit Party expressly for use therein. Each Pledgor further agrees, upon such written request referred to above, to use its best efforts to qualify, file or register, or cause the Issuer of such Pledged Securities to qualify, file or register, any of the Pledged Securities under the Securities Act, Blue Sky Laws or other securities laws of such states as may be requested by the Agent and keep effective, or cause to be kept effective, all such qualifications, filings or registrations. The Pledgors will bear all costs and expenses of carrying out their obligations under this Section 9. Each Pledgor acknowledges that there is no adequate remedy at law for failure by them to comply with the provisions of this Section 9 and that such failure would not be adequately compensable in damages, and therefore agree that their agreements contained in this Section 9 may be specifically enforced.

SECTION 10

Further Assurances

Each Pledgor agrees to do such further acts and things, and to execute and deliver such additional conveyances, assignments, agreements and instruments, as the Agent may at any time reasonably request in connection with the administration and enforcement of this Agreement or with respect to the Pledged Collateral or any part thereof or in order better to assure and confirm unto the Agent its rights and remedies hereunder.

SECTION 11

Intent

This Agreement is being executed and delivered by the Pledgors for the purpose of confirming the grant of the security interest of the Agent in the Pledged Collateral. It is intended that the security interest granted pursuant to this Agreement is granted as a supplement to, and not in limitation of, the Security Interest granted to the Agent, for the ratable benefit of the Credit Parties, under the Security Agreement. All provisions of the Security Agreement shall apply to the Pledged Collateral. The Agent shall have the same rights, remedies, powers, privileges and discretions with respect to the security interests created in the Pledged Collateral as in all other Collateral. In the event of a conflict between this Agreement and the Security Agreement, the terms of this Agreement shall control with respect to the Pledged Collateral and the Security Agreement with respect to all other Collateral.

SECTION 12

Governing Law

THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

SECTION 13

Counterparts

This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. Delivery of an executed counterpart of a signature page of this Agreement by telecopy, pdf or other electronic transmission shall be effective as delivery of a manually executed counterpart of this Agreement.

[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement under seal as of the day and year first above written.

PLEDGORS:	GAMESTOP CORP. GAMESTOP, INC. SUNRISE PUBLICATIONS, INC. ELBO INC. EB INTERNATIONAL HOLDINGS, INC. KONGREGATE INC. SPAWN LABS, INC., as Pledgors

	By:	/s/ Robert Lloyd
	Name:	Robert Lloyd
	Title:	Executive Vice President and Chief Financial Officer

GAMESTOP TEXAS LTD. SIMPLY MAC, INC. SPRING COMMUNICATIONS HOLDINGS, INC. HOLDING, INC. GS MOBILE, INC., as Pledgors

	By:	/s/ Robert Lloyd
	Name:	Robert Lloyd
	Title:	Chief Financial Officer

MARKETING CONTROL SERVICES, INC., as a Pledgor

	By:	/s/ Scott Shaver
	Name:	Scott Shaver
	Title:	Secretary

SOCOM LLC, as a Pledgor

	By:	/s/ Marc Summey
	Name:	Marc Summey
	Title:	Manager

Signature Page to Second Amended and Restated Pledge Agreement

AGENT:	BANK OF AMERICA, N.A.

	By:	/s/ Andrew Cerussi
	Name:	Andrew Cerussi
	Title:	Director

Signature Page to Second Amended and Restated Pledge Agreement

SCHEDULE I

None of the issuers has any authorized, issued or outstanding membership interests of any class or any commitments to issue any membership interests of any class or any securities convertible into or exchangeable for any membership interests of any class except as otherwise stated in this Schedule I.

Issuer	Record Owner	Type of Interest held by Record Owner	Percentage of Membership Interests held by Record Owner
SOCOM LLC	GameStop Texas Ltd.	Common	100%
MovieStop LLC	GameStop, Inc.	Preferred	0	%*

*	GameStop, Inc. holds 100% of the non-voting Preferred Interest.

None of the issuers has any authorized, issued or outstanding shares of its capital stock of any class or any commitments to issue any shares of its capital stock of any class or any securities convertible into or exchangeable for any shares of its capital stock of any class except as otherwise stated in this Schedule I.

Issuer	Record Owner	Class of Shares	Number of Shares held by Record Owner	Number of Issued and Outstanding Shares	Percentage of Shares held by Record Owner
GameStop, Inc.	GameStop Corp.	Class A Common	1,000	1,000	100%
		Class B Common	4,000,000	4,000,000	100%
Sunrise Publications, Inc.	GameStop, Inc.	Common	1,000,000	1,000,000	100%
ELBO Inc.	GameStop Corp.	Common	100	100	100%
EB International Holdings, Inc.	ELBO Inc.	Common	100	100	100%
Kongregate, Inc.	GameStop Corp.	Common	200	200	100%

GameStop Texas Ltd.	GameStop, Inc.	Common	100	100	100%
Marketing Control Services, Inc.	GameStop Corp.	Common	100	100	100%
Spawn Labs, Inc.	GameStop Corp.	Common	200	200	100%
Simply Mac, Inc.	GameStop Corp.	Common	2,084,870	2,084,870	100%
Spring Communications Holding, Inc.	GameStop Corp.	Common	1,000	1,000	100%
GS Mobile, Inc.	GameStop Corp.	Common	100	100	100%